GEORGE STEWART, CPA

316 - 17TH AVENUE SOUTH

SEATTLE, WASHINGTON 98144

(206) 328-8554 FAX (206) 328-0383

February 3, 2010

To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of my opinion on the Financial Statements of Punchline Entertainment Inc. as of July 31, 2009 and 2008, on the Post Effective Amendment to Registration Statement to Form SB-2 on Form S-1 to be filed with the U. S. Securities and Exchange Commission.

Very Truly Yours,

/s/ George Stewart

George Stewart, CPA